AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Jeff Wilhoit
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6757
(563) 589-1994	jwilhoit@ financialrelations board.com
jschmidt@ htlf.com

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 24, 2005

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER EARNINGS

Dubuque, Iowa, October 24, 2005—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported results for the third quarter of 2005.

Third Quarter 2005 Highlights

▪	Net income improved by 57% over third quarter 2004
▪	Average earning assets increased 10% over third quarter 2004
▪	Net interest margin improved over third quarter 2004

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income (in millions)	$6.3	$4.0	$17.0	$13.7
Diluted earnings per share	.38	.24	1.01	.86

Return on average assets	.91%	.64%	.84%	.82%
Return on average equity	13.65	9.65	12.62	11.93
Net interest margin	3.99	3.81	4.00	3.82

“We are extremely pleased with our third quarter results which reflect a $.06 or 19 percent improvement in diluted earnings per share over the first and second quarter levels of $.32 per diluted share.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

Dubuque, Iowa, October 24, 2005—Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported improved earnings for the third quarter of 2005. Net income for the third quarter ended September 30, 2005, was $6.3 million, or $0.38 per diluted share, compared to net income of $4.0 million, or $0.24 per diluted share, during the third quarter of 2004. Return on average equity was 13.65 percent and return on average assets was 0.91 percent for the third quarter of 2005, compared to 9.65 percent and 0.64 percent, respectively, for the same quarter in 2004.

Net income for the first nine months of 2005 was $17.0 million, or $1.01 per diluted share, compared to $13.7 million, or $0.86 per diluted share, for the same period in 2004. Return on average equity was 12.62 percent and return on average assets was 0.84 percent for the first nine months of 2005, compared to 11.93 percent and 0.82 percent, respectively, for the same period in 2004.

A contributing factor to the improved earnings for the nine month period ended September 30, 2005, compared to the same period in 2004, was the acquisition of Rocky Mountain Bank. Since this acquisition was completed on June 1, 2004, only four months of their earnings were included in the 2004 results. Rocky Mountain Bank’s contribution to net income during the first nine months of 2005 was $1.8 million compared to $1.1 million during the same nine months of 2004.

“We are extremely pleased with our third quarter results which reflect a $.06 or 19 percent improvement in diluted earnings per share over the first and second quarter levels of $.32 per diluted share,” said Lynn B. Fuller, chairman, president and chief executive officer. “Especially gratifying is the continued maintenance of our net interest margin as a percentage of average earning assets, primarily as a result of growth experienced in our loan portfolio. We continue to pursue growth opportunities where we identify the talent and strategic fit, as has been evidenced by our recent announcement of our intent to open a full-service state chartered bank in Denver, Colorado.”

Net interest margin, expressed as a percentage of average earning assets, was 3.99 percent during the third quarter of 2005 compared to 3.81 percent for the third quarter of 2004 and 4.03 percent for the second quarter of 2005. Net interest income on a tax-equivalent basis totaled $24.5 million during the third quarter of 2005, an increase of $3.3 million or 16 percent from the $21.2 million recorded during the third quarter of 2004. Contributing to this increase was the 10 percent growth in average earning assets. Interest income on a tax-equivalent basis in the third quarter of 2005 totaled $40.6 million compared to $33.3 million in the third quarter of 2004, an increase of $7.3 million or 22 percent. Interest expense for the third quarter of 2005 was $16.1 million compared to $12.1 million in the third quarter of 2004, an increase of $4.0 million or 33 percent.

Net interest income simulations reflect an asset sensitive posture leading to stronger earnings performance in a rising rate environment. Should the current rising rate environment reverse, net interest income would likely decline. In order to reduce the potentially negative impact a downward movement in interest rates would have on net interest income, Heartland entered into an interest rate floor transaction on July 8, 2005. A two-year contract was acquired on prime at a strike level of 5.5% on a notional amount of $100.0 million. Changes in the fair market value of this hedge transaction flow through Heartland’s income statement. During the third quarter of 2005, the fair market value on this derivative had decreased by $36,000.

On September 19, 2005, Heartland entered into an interest rate collar transaction on a notional amount of $50.0 million to further reduce the potentially negative impact a downward movement in interest rates would have on its net interest income. A five-year contract was acquired with Heartland as the payer on prime at a cap strike rate of 9.00% and Wachovia Bank NA as the payer on prime at a floor strike rate of 6.00%. Management believes that this cash flow hedge transaction qualifies for hedge accounting treatment as prescribed under SFAS No. 133 (as amended), Accounting for Derivative Instruments and Hedging Activities.

Noninterest income improved by $2.5 million or 28 percent during the third quarter of 2005 compared to the same quarter in 2004. The categories experiencing the largest increases were service charges and fees, trust fees, rental income on operating leases, and other noninterest income. Recorded in other noninterest income during the third quarter of 2005 was the forgiveness of $500,000 in debt as Heartland fulfilled the job creation requirements of its Community Development Block Grant Loan Agreement with the City of Dubuque.

For the third quarter of 2005, noninterest expense increased $1.5 million or 7 percent. During the third quarter of 2004, the $959,000 remaining unamortized issuance costs associated with $25.0 million of 9.60% Trust Preferred Securities redeemed on September 30, 2004, were expensed. Exclusive of this expenditure, noninterest expense increased $2.5 million or 11 percent during the quarters under comparison. The largest component of noninterest expense, salaries and employee benefits, was responsible for $1.1 million or 75 percent of the increase in noninterest expense during the quarters under comparison. During the third quarter of 2005, compensation expense associated with restricted stock awards granted under the 2005 Long-Term Incentive Plan approved at Heartland’s annual stockholders’ meeting held this past May totaled $119,000. A majority of the growth in salaries and employee benefits expense was a result of additional staffing at the holding company to provide support services to the growing number of bank subsidiaries along with branch expansions at Riverside Community Bank, New Mexico Bank & Trust and Arizona Bank & Trust. Total full-time equivalent employees increased to 894 at quarter-end 2005 from 838 at quarter-end 2004.

Heartland’s effective tax rate was 31.87 percent for the third quarter of 2005 compared to 25.62 percent during the third quarter of 2004. The lower effective rate during the third quarter of 2004 was the result of anticipated federal historic rehabilitation tax credits and low-income housing tax credits totaling $990,000. During the year 2005, these credits are anticipated to total $436,000. Tax-exempt interest income as a percentage of pre-tax income decreased from 13.44 percent of pre-tax income during the third quarter of 2004 to 9.05 percent during the same quarter of 2005. The tax-equivalent adjustment for this tax-exempt interest income was $836,000 during the third quarter of 2005 compared to $726,000 during the same quarter in 2004.

At September 30, 2005, total assets reached $2.75 billion, an increase of $117.4 million or 4 percent since year-end 2004. Total loans and leases were $1.92 billion at September 30, 2005, an increase of $142.5 million or 8 percent since year-end 2004. Loan demand continued during the third quarter of 2005 and management remains optimistic that it will continue through year-end 2005. All of Heartland’s subsidiary banks experienced loan growth since year-end 2004, with the major contributors being Dubuque Bank and Trust Company, Galena State Bank and Trust Company, Arizona Bank & Trust and New Mexico Bank & Trust. All five loan categories increased during the first nine months of 2005, with $92.3 million or 65 percent of the total loan growth in the commercial and commercial real estate category. Additionally, loans held for sale increased $15.8 million or 49 percent since year-end 2004. Half of this increase was the result of additional variable-rate commercial and commercial real estate loans at Wisconsin Community Bank structured to qualify under the United States Small Business Administration’s Certified Development Company (504) Loan Program.

Total deposits at September 30, 2005, were $2.08 billion, an increase of $99.6 million or 5 percent since year-end 2004. Growth in deposits continued during the third quarter of 2005. Heartland’s two newer de novo banks, New Mexico Bank & Trust and Arizona Bank & Trust have been the most successful at attracting demand deposits. Also, experiencing growth in demand deposits since year-end 2004 were Rocky Mountain Bank, Riverside Community Bank and First Community Bank. The time deposits category had the largest increase, $82.6 million or 9 percent. Except for Wisconsin Community Bank and First Community Bank, all of Heartland’s subsidiary banks were able to increase deposits in this category. Of particular note is that all this growth occurred in deposits from the local markets as total brokered deposits remained consistent with the year-end balance of $141.1 million. The only banks to experience growth in all deposit categories during the first nine months of 2005 were New Mexico Bank & Trust, Arizona Bank & Trust and Rocky Mountain Bank.

The allowance for loan and lease losses at September 30, 2005, was 1.43 percent of loans and 182 percent of nonperforming loans, compared to 1.41 percent of loans and 252 percent of nonperforming loans at December 31, 2004. Nonperforming loans increased to $15.0 million or 0.78 percent of total loans and leases compared to $14.9 million or 0.80 percent of total loans and leases at June 30, 2005, and $9.9 million or 0.56 percent of total loans and leases at December 31, 2004. Because of the net realizable value of collateral, guarantees and other factors, anticipated losses on Heartland’s nonperforming loans are not expected to be significant and have been specifically provided for in the allowance for loan and lease losses.

“Branch expansion at our existing banks continues to progress. New Mexico Bank & Trust opened one new location in Albuquerque this month and construction is under way on two additional sites in Albuquerque with openings targeted for December 2005 and February 2006. Plans are also being developed for one new location in Santa Fe with completion targeted for the second quarter of 2006. Rocky Mountain Bank opened a new location in Kalispell, Montana this week and Riverside Community Bank has scheduled the opening of its new branch in Rockford, Illinois during the first week of November. Construction on a new site in Chandler, Arizona for Arizona Bank & Trust will be underway shortly with completion targeted for April 2006. The addition of more branches in the West is consistent with our long-range goal to have at least 50 percent of our assets in this fast growing region of the Unites States,”explained Fuller.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $2.7 billion financial services company providing banking, mortgage, wealth management, insurance, fleet management and consumer finance services to individuals and businesses in 42 communities in nine states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota and Massachusetts. Heartland Financial USA, Inc. is listed on Nasdaq. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
Interest Income
Interest and fees on loans and leases	$34,975	$28,041	$97,559	$73,698
Interest on securities and other:
Taxable	3,329	3,248	10,427	9,554
Nontaxable	1,385	1,183	4,043	3,273
Interest on federal funds sold	44	33	148	47
Interest on interest bearing deposits in other financial institutions	62	66	209	156
Total Interest Income	39,795	32,571	112,386	86,728
Interest Expense
Interest on deposits	11,446	8,413	30,910	21,969
Interest on short-term borrowings	1,866	693	4,839	1,989
Interest on other borrowings	2,806	2,998	7,852	8,173
Total Interest Expense	16,118	12,104	43,601	32,131
Net Interest Income	23,677	20,467	68,785	54,597
Provision for loan and lease losses	1,395	1,053	4,395	3,400
Net Interest Income After Provision for Loan and Lease Losses	22,282	19,414	64,390	51,197
Noninterest Income
Service charges and fees	2,954	2,688	8,421	7,283
Trust fees	1,588	1,196	4,788	3,337
Brokerage commissions	185	213	663	841
Insurance commissions	129	174	395	556
Securities gains (losses), net	60	(61)	93	1,806
Gain (loss) on trading account securities	(3)	(32)	(11)	43
Rental income on operating leases	4,002	3,425	11,418	10,348
Gains on sale of loans	1,070	814	2,650	2,186
Valuation adjustment on mortgage servicing rights	24	(73)	6	40
Other noninterest income	1,134	337	2,475	1,550
Total Noninterest Income	11,143	8,681	30,898	27,990
Noninterest Expense
Salaries and employee benefits	11,720	10,597	34,431	28,688
Occupancy	1,458	1,337	4,618	3,615
Furniture and equipment	1,620	1,423	4,529	3,875
Depreciation on equipment under operating leases	3,253	2,798	9,322	8,528
Outside services	2,015	2,026	5,831	4,998
FDIC deposit insurance assessment	65	65	204	177
Advertising	805	829	2,381	2,005
Other intangible amortization	254	257	761	489
Other noninterest expenses	3,000	3,361	8,323	7,546
Total Noninterest Expense	24,190	22,693	70,400	59,921
Income Before Income Taxes	9,235	5,402	24,888	19,266
Income taxes	2,943	1,384	7,926	5,607
Net Income	$6,292	$4,018	$16,962	$13,659
Earnings per common share-basic	$0.38	$0.24	$1.03	$0.87
Earnings per common share-diluted	$0.38	$0.24	$1.01	$0.86
Weighted average shares outstanding-basic	16,398,747	16,420,197	16,432,300	15,707,041
Weighted average share outstanding-diluted	16,693,661	16,663,051	16,728,435	15,949,761

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Interest Income
Interest and fees on loans and leases	$ 34,975	$ 32,596	$ 29,988	$ 29,320	$ 28,041
Interest on securities and other:
Taxable	3,329	3,567	3,531	3,846	3,248
Nontaxable	1,385	1,333	1,325	1,301	1,183
Interest on federal funds sold	44	57	47	128	33
Interest on interest bearing deposits in other financial institutions	62	79	68	71	66
Total Interest Income	39,795	37,632	34,959	34,666	32,571
Interest Expense
Interest on deposits	11,446	10,282	9,182	8,879	8,413
Interest on short-term borrowings	1,866	1,709	1,264	1,106	693
Interest on other borrowings	2,806	2,540	2,506	2,148	2,998
Total Interest Expense	16,118	14,531	12,952	12,133	12,104
Net Interest Income	23,677	23,101	22,007	22,533	20,467
Provision for loan and lease losses	1,395	1,636	1,364	1,446	1,053
Net Interest Income After Provision for Loan and Lease Losses	22,282	21,465	20,643	21,087	19,414
Noninterest Income
Service charges and fees	2,954	2,778	2,689	2,636	2,688
Trust fees	1,588	1,605	1,595	1,631	1,196
Brokerage commissions	185	255	223	259	213
Insurance commissions	129	129	137	201	174
Securities gains (losses), net	60	(20)	53	55	(61)
Gain (loss) on trading account securities	(3)	(26)	18	11	(32)
Rental income on operating leases	4,002	3,845	3,571	3,432	3,425
Gains on sale of loans	1,070	868	712	1,224	814
Valuation adjustment on mortgage servicing rights	24	(34)	16	52	(73)
Other noninterest income	1,134	640	701	350	337
Total Noninterest Income	11,143	10,040	9,715	9,851	8,681
Noninterest Expense
Salaries and employee benefits	11,720	11,529	11,182	10,755	10,597
Occupancy	1,458	1,534	1,626	1,363	1,337
Furniture and equipment	1,620	1,542	1,367	1,447	1,423
Depreciation on equipment under operating leases	3,253	3,141	2,928	2,832	2,798
Outside services	2,015	1,888	1,928	1,997	2,026
FDIC deposit insurance assessment	65	69	70	64	65
Advertising	805	767	809	653	829
Other intangibles amortization	254	237	270	275	257
Other noninterest expenses	3,000	2,752	2,571	2,629	3,361
Total Noninterest Expense	24,190	23,459	22,751	22,015	22,693
Income Before Income Taxes	9,235	8,046	7,607	8,923	5,402
Income taxes	2,943	2,640	2,343	2,330	1,384
Net Income	$ 6,292	$ 5,406	$ 5,264	$ 6,593	$ 4,018
Earnings per common share-basic	$ .38	$ .33	$ .32	$ .40	$ .24
Earnings per common share-diluted	$ .38	$ .32	$ .32	$ .40	$ .24
Weighted average shares outstanding-basic	16,398,747	16,420,073	16,479,244	16,339,343	16,420,197
Weighted average shares outstanding-diluted	16,693,661	16,722,383	16,704,808	16,579,602	16,663,051

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
Assets
Cash and cash equivalents	$ 70,953	$ 85,011	$ 83,533	$ 73,749	$ 95,053
Time deposits in other financial institutions	-	-	1,190	1,178	1,166
Securities	498,054	507,985	524,448	553,284	503,775
Loans held for sale	47,987	50,329	41,710	32,161	33,731
Loans and leases:
Held to maturity	1,915,430	1,854,926	1,783,256	1,772,954	1,737,614
Allowance for loan and lease losses	(27,362)	(26,676)	(26,011)	(24,973)	(24,520)
Loans and leases, net	1,888,068	1,828,250	1,757,245	1,747,981	1,713,094
Assets under operating lease	40,222	41,045	37,379	35,188	34,410
Premises, furniture and equipment, net	91,087	88,440	85,234	79,353	77,619
Goodwill	35,398	35,398	35,398	35,374	37,271
Other intangible assets, net	9,354	9,568	9,855	10,162	9,413
Other assets	65,313	66,002	55,745	60,625	61,838
Total Assets	$ 2,746,436	$ 2,712,028	$ 2,631,737	$ 2,629,055	$ 2,567,370

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 349,763	$ 329,577	$ 314,430	$ 323,014	$ 300,811
Savings	741,104	764,918	750,982	750,870	761,926
Time	992,592	957,918	925,163	909,962	919,711
Total deposits	2,083,459	2,052,413	1,990,575	1,983,846	1,982,448
Short-term borrowings	214,808	231,532	221,081	231,475	180,395
Other borrowings	229,653	211,654	215,423	196,193	194,650
Accrued expenses and other liabilities	33,338	34,183	28,659	41,759	39,324
Total Liabilities	2,561,258	2,529,782	2,455,738	2,453,273	2,396,817
Stockholders’ Equity	185,178	182,246	175,999	175,782	170,553
Total Liabilities and Stockholders’ Equity	$ 2,746,436	$ 2,712,028	$ 2,631,737	$ 2,629,055	$ 2,567,370

Common Share Data
Book value per common share	$ 11.31	$ 11.11	$ 10.68	$ 10.69	$ 10.44
FAS 115 effect on book value per common share	$ 0.06	$ 0.15	$ (0.08)	$ 0.18	$ 0.27
Common shares outstanding, net of treasury	16,368,161	16,399,470	16,481,082	16,441,058	16,336,073

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Nine Months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004

Average Balances
Assets	$ 2,747,631	$ 2,504,249	$ 2,683,814	$ 2,236,414
Loans and leases, net of unearned	1,939,220	1,743,516	1,870,025	1,536,557
Deposits	2,075,004	1,909,129	2,025,280	1,666,179
Earning assets	2,437,936	2,213,949	2,382,780	1,980,589
Interest bearing liabilities	2,190,156	1,998,116	2,143,861	1,783,924
Stockholders' equity	182,906	165,618	179,638	152,970

Earnings Performance Ratios
Annualized return on average assets	0.91%	0.64%	0.84%	0.82%
Annualized return on average equity	13.65	9.65	12.62	11.93
Annualized net interest margin(1)	3.99	3.81	4.00	3.82
Efficiency ratio(2)	67.96	75.81	69.00	72.41
Efficiency ratio, banks only(2)	62.62	65.08	63.08	63.12

	For the Quarters Ended
	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004

Average Balances
Assets	$ 2,747,631	$ 2,680,435	$ 2,623,349	$ 2,623,235	$ 2,504,249
Loans and leases, net of unearned	1,939,220	1,865,302	1,805,551	1,788,204	1,743,516
Deposits	2,075,004	2,022,879	1,977,957	2,015,814	1,909,129
Earning assets	2,437,936	2,381,733	2,328,670	2,323,172	2,213,949
Interest bearing liabilities	2,190,156	2,146,900	2,094,528	2,082,590	1,998,116
Stockholders’ equity	182,906	178,894	177,075	172,742	165,618

Earnings Performance Ratios
Annualized return on average assets	0.91%	0.81%	0.81%	1.00%	0.64%
Annualized return on average equity	13.65	12.12	12.06	15.18	9.65
Annualized net interest margin(1)	3.99	4.03	3.97	3.99	3.81
Efficiency ratio(2)	67.96	69.02	70.12	66.49	75.81
Efficiency ratio, banks only(2)	62.62	62.15	64.55	60.74	65.08

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Nine Months	the Year	the Nine Months	the Year
	Ended	Ended	Ended	Ended
	9/30/2005	12/31/2004	9/30/2004	12/31/2003
Loan and Lease Data
Commercial and commercial real estate	$ 1,254,404	$ 1,162,103	$ 1,118,421	$ 860,552
Residential mortgage	226,124	212,842	221,697	148,376
Agricultural and agricultural real estate	233,948	217,860	224,226	166,182
Consumer	181,950	167,109	163,107	136,601
Direct financing leases, net	22,454	16,284	13,030	13,621
Unearned discount and deferred loan fees	(3,450)	(3,244)	(2,867)	(2,783)
Total loans and leases	$ 1,915,430	$ 1,772,954	$ 1,737,614	$ 1,322,549

Asset Quality
Nonaccrual loans	$ 14,552	$ 9,837	$ 10,205	$ 5,092
Loans past due ninety days or more as to interest or principal payments	470	88	491	458
Other real estate owned	1,532	425	361	599
Other repossessed assets	488	313	321	285
Total nonperforming assets	$ 17,042	$ 10,663	$ 11,378	$ 6,434

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 24,973	$ 18,490	$ 18,490	$ 16,091
Provision for loan and lease losses	4,395	4,846	3,400	4,183
Loans charged off	(2,570)	(3,617)	(2,472)	(2,392)
Recoveries	883	1,005	853	608
Reclass for unfunded commitments to other liabilities	(319)	-	-	-
Addition related to acquired bank	-	4,249	4,249	-
Balance, end of period	$ 27,362	$ 24,973	$ 24,520	$ 18,490

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.78%	0.56%	0.62%	0.42%
Ratio of nonperforming assets to total assets	0.62	0.41	0.44	0.32
Ratio of net loan chargeoffs to average loans and leases	0.09	0.16	0.11	0.14
Allowance for loan losses as a percent of loans and leases	1.43	1.41	1.41	1.40
Allowance for loan losses as a percent of nonperforming loans and leases loans and leases	182.15	251.62	229.24	333.11

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	9/30/2005			9/30/2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$390,530	$3,329	3.38%	$377,667	$3,248	3.42%
Nontaxable(1)	123,660	2,131	6.84	100,578	1,820	7.20
Total securities	514,190	5,460	4.26	478,245	5,068	4.22
Interest bearing deposits	6,470	62	3.80	7,720	66	3.40
Federal funds sold	5,108	44	3.42	8,735	33	1.50
Loans and leases(2):
Commercial and commercial real estate(1)	1,253,099	21,188	6.71	1,123,182	16,473	5.83
Residential mortgage	245,876	3,697	5.97	224,162	3,330	5.91
Agricultural and agricultural real estate(1)	236,249	4,154	6.98	222,300	3,642	6.52
Consumer	182,114	4,137	9.01	160,315	3,187	7.91
Direct financing leases, net	21,882	538	9.75	13,557	196	5.75
Fees on loans	-	1,351	-	-	1,302	-
Less: allowance for loan and lease losses	(27,052)	-	-	(24,267)	-	-
Net loans and leases	1,912,168	35,065	7.28	1,719,249	28,130	6.51
Total earning assets	2,437,936	40,631	6.61	2,213,949	33,297	5.98
Nonearning Assets	309,695	-	-	290,300	-	-
Total Assets	$2,747,631	$40,631	5.87%	$2,504,249	$33,297	5.29%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$757,885	$3,035	1.59%	$718,154	$1,591	0.89%
Time, $100,000 and over	218,204	1,811	3.29	162,899	1,044	2.55
Other time deposits	759,421	6,600	3.45	725,477	5,778	3.17
Short-term borrowings	237,297	1,866	3.12	172,597	693	1.60
Other borrowings	217,349	2,806	5.12	218,989	2,998	5.45
Total interest bearing liabilities	2,190,156	16,118	2.92	1,998,116	12,104	2.41
Noninterest Bearing Liabilities
Noninterest bearing deposits	339,494	-	-	302,599	-	-
Accrued interest and other liabilities	35,075	-	-	37,916	-	-
Total noninterest bearing liabilities	374,569	-	-	340,515	-	-
Stockholders’ Equity	182,906	-	-	165,618	-	-
Total Liabilities and Stockholders’ Equity	$2,747,631	$16,118	2.33%	$2,504,249	$12,104	1.92%
Net interest income(1)		$24,513			$21,193
Net interest income to total earning assets(1)			3.99%			3.81%
Interest bearing liabilities to earning assets	89.84%			90.25%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.
(2) Nonaccrual loans and loans held for sale are included in each respective loan category.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Nine Months Ended
	9/30/2005			9/30/2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$405,330	$10,427	3.44%	$361,956	$9,554	3.53%
Nontaxable(1)	119,558	6,221	6.96	92,521	5,036	7.27
Total securities	524,888	16,648	4.24	454,477	14,590	4.29
Interest bearing deposits	7,006	209	3.99	6,208	156	3.36
Federal funds sold	7,158	148	2.76	4,690	47	1.34
Loans and leases(2):
Commercial and commercial real estate(1)	1,213,944	58,633	6.46	998,394	43,378	5.80
Residential mortgage	233,488	10,604	6.07	186,220	8,239	5.91
Agricultural and agricultural real estate(1)	228,331	11,788	6.90	192,381	9,461	6.57
Consumer	177,170	11,509	8.69	146,053	8,958	8.19
Direct financing leases, net	17,092	1,043	8.16	13,509	613	6.06
Fees on loans	-	4,245	-	-	3,260	-
Less: allowance for loan and lease losses	(26,297)	-	-	(21,343)	-	-
Net loans and leases	1,843,728	97,822	7.09	1,515,214	73,909	6.52
Total earning assets	2,382,780	114,827	6.44	1,980,589	88,702	5.98
Nonearning Assets	301,034	-	-	255,825	-	-
Total Assets	$2,683,814	$114,827	5.72%	$2,236,414	$88,702	5.30%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$754,389	$7,628	1.35%	$635,531	$4,023	0.85%
Time, $100,000 and over	193,859	4,498	3.10	149,088	2,835	2.54
Other time deposits	751,529	18,784	3.34	619,400	15,111	3.26
Short-term borrowings	233,620	4,839	2.77	181,208	1,989	1.47
Other borrowings	210,464	7,852	4.99	198,697	8,173	5.49
Total interest bearing liabilities	2,143,861	43,601	2.72	1,783,924	32,131	2.41
Noninterest Bearing Liabilities
Noninterest bearing deposits	325,503	-	-	262,160	-	-
Accrued interest and other liabilities	34,812	-	-	37,360	-	-
Total noninterest bearing liabilities	360,315	-	-	299,520	-	-
Stockholders’ Equity	179,638	-	-	152,970	-	-
Total Liabilities and Stockholders’ Equity	$2,683,814	$43,601	2.17%	$2,236,414	$32,131	1.92%
Net interest income(1)		$71,226			$56,571
Net interest income to total earning assets(1)			4.00%			3.82%
Interest bearing liabilities to earning assets	89.97%			90.07%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.
(2) Nonaccrual loans and loans held for sale are included in each respective loan category.